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                                                                EXHIBIT 10(q)(3)

           INCENTIVE COMPENSATION BONUS FORMULA APPROVED FEBRUARY 2004


The annual bonus and restricted stock formulas, under the Incentive Compensation Plan, for the Chief Executive Officer (CEO), President, Chief Operating Officer
(COO) and Chief Analytics Officer (CAO) are as follows:


                                                          CEO    PRESIDENT    COO     CAO
                                                          ---    ---------    ---     ---
Cash component of annual bonus:
  Percentage of improvement in economic profit           5.0%      4.0%      2.5%     2.0%
Restricted stock component of annual bonus:
  Multiple of cash component                             3.5       3.5       1.5      1.5
  Less: economic cost of outstanding stock options       (A)       (A)       (A)      (A)

(A) - Based on the unexercised stock options outstanding of the individual on the date of the restricted stock grant.